As filed with the Securities and Exchange Commission on September 25, 2019

Registration No. 333-226737

Registration No. 333-218438

Registration No. 333-211706

Registration No. 333-208793

Registration No. 333-207616

Registration No. 333-202142

Registration No. 333-193941

Registration No. 333-186675

Registration No. 333-178986

Registration No. 333-173939

Registration No. 333-171632

Registration No. 333-164268

Registration No. 333-156659

Registration No. 333-148487

Registration No. 333-137676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION NO. 333-226737

FORM S-8 REGISTRATION NO. 333-218438

FORM S-8 REGISTRATION NO. 333-211706

FORM S-8 REGISTRATION NO. 333-208793

FORM S-8 REGISTRATION NO. 333-207616

FORM S-8 REGISTRATION NO. 333-202142

FORM S-8 REGISTRATION NO. 333-193941

FORM S-8 REGISTRATION NO. 333-186675

FORM S-8 REGISTRATION NO. 333-178986

FORM S-8 REGISTRATION NO. 333-173939

FORM S-8 REGISTRATION NO. 333-171632

FORM S-8 REGISTRATION NO. 333-164268

FORM S-8 REGISTRATION NO. 333-156659

FORM S-8 REGISTRATION NO. 333-148487

FORM S-8 REGISTRATION NO. 333-137676

UNDER

THE SECURITIES ACT OF 1933

SHUTTERFLY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3330068
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

2015 Equity Incentive Plan

Inducement Stock Unit Award and Stock Option Grant to Christopher North

2015 Equity Inducement Plan

2006 Equity Incentive Plan, as amended

Inducement Restricted Stock Unit Award Agreement

Inducement Restricted Stock Unit Grants to BorrowLenses, LLC Employees

Inducement Restricted Stock Unit Grant to John Boris

Inducement Restricted Stock Unit Grant to Brian Regan

2012 Israeli Restricted Stock Unit Inducement Plan

Inducement Restricted Stock Unit Grants to Penguin Digital, Inc. Employees

Inducement Restricted Stock Unit Grants to ThisLife.com, Inc. Employees

Tiny Prints, Inc. 2008 Equity Incentive Plan

Inducement Restricted Stock Unit Grant to Neil Day

Inducement Stock Option Grant to Peter Navin

Inducement Stock Option Grant to Geoffrey Weber

Inducement Restricted Stock Unit Grant to Geoffrey Weber

Inducement Stock Option Grant to Bernie Blegen

Inducement Stock Option Grant to Katie Ho

Inducement Stock Option Grant to Mark J. Rubash

Inducement Restricted Stock Grant to Craig Jorasch

Inducement Restricted Stock Grant to Tom McGannon

1999 Stock Plan

(Full Title of the Plans)

Ryan O’Hara

President and Chief Executive Officer

c/o Shutterfly, Inc.

2800 Bridge Parkway

Redwood City, California 94065

(Name and Address of Agent For Service)

(650) 610-5200

(Telephone Number, including area code, of agent for service)

Copies to:

Robert Freedman, Esq. Katherine Duncan, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500	Jason Sebring, Esq. Vice President and General Counsel Shutterfly, Inc. 2800 Bridge Parkway Redwood City, California 94065 (650) 610-5200

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to the following registration statements on Form S-8 (collectively, the “Registration Statements”) to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”):

•

Registration Statement on Form S-8, File No. 333-226737, filed with the Securities Exchange Commission (the “SEC”) on August 9, 2018, pertaining to the registration of an aggregate of 900,000 shares of Common Stock for issuance under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”).

•

Registration Statement on Form S-8, File No. 333-218438, filed with the SEC on June 2, 2017, pertaining to the registration of an aggregate of 1,300,000 shares of Common Stock for issuance under the 2015 Plan.

•

Registration Statement on Form S-8, File No. 333-211706, filed with the SEC on May 31, 2016, pertaining to the registration of an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to the Inducement Stock Unit Award and Stock Option Grant to Christopher North.

•

Registration Statement on Form S-8, File No. 333-208793, filed with the SEC on December 30, 2015, pertaining to the registration of an aggregate of 1,400,000 shares of Common Stock for issuance under the 2015 Plan.

•

Registration Statement on Form S-8, File No. 333-207616, filed with the SEC on October 26, 2015, pertaining to the registration of an aggregate of 300,000 shares of Common Stock for issuance under the Registrant’s 2015 Equity Inducement Plan.

•

Registration Statement on Form S-8, File No. 333-202142, filed with the SEC on February 18, 2015, pertaining to the registration of an aggregate of 1,300,000 shares of Common Stock for issuance under the Registrant’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”) and Inducement Restricted Stock Unit Award Agreement.

•

Registration Statement on Form S-8, File No. 333-193941, filed with the SEC on February 14, 2014, pertaining to the registration of an aggregate of 1,469,396 shares of Common Stock for issuance under the 2006 Plan and Inducement Restricted Stock Unit Grants to BorrowLenses, LLC Employees.

•

Registration Statement on Form S-8, File No. 333-186675, filed with the SEC on February 14, 2013, pertaining to the registration of an aggregate of 1,863,421 shares of Common Stock for issuance under the 2006 Plan, the Registrant’s Inducement Restricted Stock Unit Grant to John Boris, Inducement Restricted Stock Unit Grant to Brian Regan, 2012 Israeli Restricted Stock Unit Inducement Plan, Inducement Restricted Stock Unit Grants to Penguin Digital, Inc. Employees and Inducement Restricted Stock Unit Grants to ThisLife.com, Inc. Employees.

•

Registration Statement on Form S-8, File No. 333-178986, filed with the SEC on January 12, 2012, pertaining to the registration of an aggregate of 1,149,683 shares of Common Stock for issuance under the 2006 Plan.

•

Registration Statement on Form S-8, File No. 333-173939, filed with the SEC on May 5, 2011, pertaining to the registration of an aggregate of 1,409,701 shares of Common Stock for issuance under the Registrant’s Tiny Prints, Inc. 2008 Equity Incentive Plan.

•

Registration Statement on Form S-8, File No. 333-171632, filed with the SEC on January 10, 2011, pertaining to the registration of an aggregate of 978,511 shares of Common Stock for issuance under the 2006 Plan.

•

Registration Statement on Form S-8, File No. 333-164268, filed with the SEC on January 8, 2010, pertaining to the registration of an aggregate of 1,397,001 shares of Common Stock for issuance under the 2006 Plan and the Registrant’s Inducement Restricted Stock Unit Grant to Neil Day.

•

Registration Statement on Form S-8, File No. 333-156659, filed with the SEC on January 9, 2009, pertaining to the registration of an aggregate of 1,296,479 shares of Common Stock for issuance under the 2006 Plan, the Registrant’s Inducement Stock Option Grant to Peter Navin, Inducement Stock Option Grant to Geoffrey Weber and Inducement Restricted Stock Unit Grant to Geoffrey Weber.

•

Registration Statement on Form S-8, File No. 333-148487, filed with the SEC on January 7, 2008, pertaining to the registration of an aggregate of 1,718,773 shares of Common Stock for issuance under the 2006 Plan, the Registrant’s Inducement Stock Option Grant to Bernie Blegen, Inducement Stock Option Grant to Katie Ho, Inducement Stock Option Grant to Mark J. Rubash, Inducement Restricted Stock Grant to Craig Jorasch and Inducement Restricted Stock Grant to Tom McGannon.

•

Registration Statement on Form S-8, File No. 333-137676, filed with the SEC on September 29, 2006, pertaining to the registration of an aggregate of 6,417,165 shares of Common Stock for issuance under the 2006 Plan and the Registrant’s 1999 Stock Plan.

On September 25, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated June 10, 2019, by and among the Registrant, Photo Holdings, LLC, a Delaware limited liability company (“Parent”), and Photo Holdings Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Shutterfly, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 25th day of September 2019. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

Shutterfly, Inc.

By:	/s/ JASON SEBRING
Jason Sebring
Vice President and General Counsel